Exhibit 10.1

JOINT VENTURE AND STRATEGIC INVESTMENT AGREEMENT

This Joint Venture and Strategic Investment Agreement ("Agreement") is made and entered into this 13th day of November, 2007 (the "Effective Date"), by and between Cyberkinetics Neurotechnology Systems, Inc., a Delaware corporation with its principal offices at 100 Foxborough Blvd., Foxborough MA 02035 ("CYKN") and NEUROMetrix, Inc., a Delaware corporation with its principal offices at 62 Fourth Avenue, Waltham, MA 02451("NURO").

Preliminary Statement

This Agreement sets forth the agreements which have been reached between the parties hereto with respect to (a) a summary of the principal terms and conditions of a joint venture relationship to be established by CYKN and NURO, (b) the terms and conditions of NURO's strategic purchase of (i) shares of common stock, par value of $0.001 per share, of CYKN ("Common Stock") and (ii) a warrant to purchase Common Stock, and (c) certain other related matters.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, CYKN and NURO hereby agree as follows:

1.  Joint Venture.

(a)  Establishment of Joint Venture. Immediately after the execution and delivery of this Agreement, CYKN and NURO each agree to cause its respective representatives to enter into good faith negotiations regarding the establishment of a joint venture (the “Joint Venture”). The Joint Venture will be created by the parties hereto by organizing a new entity under the laws of the State of Delaware which will be jointly owned by them (“Newco”), with each of CYKN and NURO owning 50% of the equity interests in Newco. The purpose of the Joint Venture will be to develop and commercialize products for the treatment of peripheral nerve injury and disease (the “New Products”) based on CYKN’s intellectual property related to CYKN’s Oscillating Field Stimulator™ device (the “OFS™ Device”) and such other intellectual property as may be contributed to, or acquired or developed by, Newco. As consideration for their equity interests in the Joint Venture, (i) CYKN will contribute to Newco exclusive rights to the intellectual property related to the OFS™ Device for the treatment of peripheral nerve injury and disease and (ii) NURO will contribute to Newco over a two-year period an aggregate of up to Two Million Dollars ($2,000,000) in cash and/or personnel, resources or other value for the initial development efforts of Newco (the “Initial Contributions”). All capital and other resources required by Newco after the Initial Contributions will be contributed by CYKN and NURO on an equal basis and all expenditures of Newco will be made in a manner consistent with an annual budget mutually agreed upon by CYKN and NURO. The rights, benefits, obligations and liabilities of CYKN, NURO and Newco will be governed by the terms and conditions of a written agreement to be mutually agreed upon by the parties hereto (the “JV Agreement”), which the parties intend to enter into no later than ninety (90) days after the date of this Agreement. Under the JV Agreement, among other things, Newco shall be responsible for satisfying any royalty obligations of CYKN to any third party arising out of the activities of Newco.

(b)  Distribution Right of First Negotiation. Commencing on the earlier of (i) December 31, 2009 or (ii) the date upon which the first New Product of Newco is available for commercial distribution, and for the 90-day period immediately thereafter, the parties shall enter into good faith negotiations regarding the terms of, and the definitive agreements required to consummate, a mutually agreed upon exclusive arrangement for NURO to commercialize and distribute anywhere in North America, and if mutually agreed upon in other parts of the world, any or all New Products.

2.  Right of First Negotiation - the OFS™ Device. In the event that prior to December 31, 2008 (a) CYKN receives approval from the United States Food & Drug Administration for the use of the OFS™ Device in the treatment of spinal cord injuries under the Humanitarian Device Exemption; (b) CYKN desires to grant distribution rights with respect to the OFS™ Device used for treatment of spinal cord injuries or the assets related to such OFS™ Device to another party or (c) CYKN desires to transfer some or all of its rights, title or interest in the OFS™ Device used for treatment of spinal cord injuries or the assets related to such OFS™ Device to another party (each, an “OFS Trigger Event”), CYKN shall, within five (5) days of the occurrence of such OFS Trigger Event, provide a written notice describing the occurrence of such OFS Trigger Event and, in the case of an OFS Trigger Event described in (b) or (c) above, the rights (including rights to any tangible or intangible property) it desires to grant or transfer (an “OFS Negotiation Notice”). Upon receipt of an OFS Negotiation Notice, NURO shall have a ten (10) day period in which to determine whether it desires to negotiate for, in the case of an OFS Trigger Event described in clause (a) or (b) of such term, the exclusive right to commercialize and distribute the OFS™ Device anywhere in North America or, in the case of an OFS Trigger Event described in clause (c) of such term, the acquisition of the rights described in the OFS Negotiation Notice (in either case, the “OFS Assets”), and to deliver to CYKN a non-binding term sheet (the “OFS Term Sheet”) proposing the terms on which NURO would be willing to enter into such a transaction. In the event that NURO delivers an OFS Term Sheet, the parties shall enter into good faith negotiations regarding the terms of, and the definitive documents required to consummate, the transaction described in the OFS Term Sheet. In the event that the parties are unable to enter into a definitive agreement for a transaction within ninety (90) days of the date on which CYKN delivers the OFS Negotiation Notice to NURO, then CYKN shall be free to transfer the OFS Assets to a third party on terms, in the aggregate, no more favorable to the third party than those set forth on the OFS Term Sheet during its negotiations with CYKN or subsequently offered by NURO during its negotiations with CYKN. In the event that NURO does not timely provide an OFS Term Sheet to CYKN, then CYKN shall be free to license or transfer the OFS Assets to a third party on any terms acceptable to CYKN. All rights of NURO under this Section 2 shall expire on December 31, 2008 if no OFS Trigger Event shall occur prior to such date. If any OFS Trigger Event shall occur prior to December 31, 2008, the parties shall remain obligated to fulfill their obligations hereunder with respect to such OFS Trigger Event even if the ninety (90) day period described above shall extend beyond December 31, 2008.

3.  Right of First Negotiation Regarding a Change of Control Transaction. In the event that prior to December 31, 2008 the Board of Directors of CYKN determines that it is in the best interests of CYKN to initiate any process (a "COC Trigger Event") to sell all or substantially all of the assets of CYKN, whether by way or merger or consolidation, stock purchase, asset sale or otherwise, or otherwise engage in any transaction (other than any transaction involving the offer or sale of securities of CYKN for the purpose of raising capital for CYKN) in which holders of CYKN's voting securities immediately prior to such transaction will not, directly or indirectly, continue to hold as least a majority of the outstanding voting securities of CYKN (each of the events described in this subsection, a "Change of Control Transaction"), CYKN shall, within five (5) days of the occurrence of such COC Trigger Event, provide a written notice describing the occurrence of such COC Trigger Event (a "COC Negotiation Notice"). Upon receipt of COC Negotiation Notice, NURO shall have a ten (10) day period in which to determine whether it desires to negotiate a Change of Control Transaction with CYKN, and to deliver to CYKN a non binding term sheet (the "COC Term Sheet") proposing the terms on which NURO would be willing to consummate the Change of Control Transaction. In the event that NURO delivers a COC Term Sheet, the parties shall enter into good faith negotiations regarding the terms of, and the definitive documents required to consummate, a Change of Control Transaction. In the event that the parties are unable to enter into a definitive agreement for a Change of Control Transaction within thirty (30) days of the date on which CYKN delivers the COC Negotiation Notice to NURO, then CYKN shall be free to enter into a Change of Control Transaction with a third party on terms, in the aggregate, no more favorable to the third party than those set forth on the COC Term Sheet or subsequently offered by NURO during its negotiations with CYKN. In the event that NURO does not timely provide a COC Term Sheet to CYKN, then CYKN shall be free to enter into a Change of Control Transaction with a third party on any terms acceptable to CYKN. All rights of NURO under this Section 3 shall expire on December 31, 2008 if no COC Trigger Event shall occur prior to such date. If a COC Trigger Event shall occur prior to December 31, 2008, the parties shall remain obligated to fulfill their obligations hereunder with respect to such COC Trigger Event even if the thirty (30) day period described above shall extend beyond December 31, 2008.

4.  NURO Investment.

(a)  Purchase of Common Stock. Simultaneously with the execution and delivery of this Agreement, NURO hereby purchases from CYKN and CYKN hereby issues and sells to NURO, 5,434,783 shares of Common Stock (collectively, the "CYKN Shares") for an aggregate purchase price of Two Million Four Hundred Ninety-Five Thousand Dollars ($2,495,000) (the "CYKN Shares Consideration").

(b)  Purchase of Warrant. Simultaneously with the execution and delivery of this Agreement, NURO hereby purchases from CYKN and CYKN hereby issues and sells to NURO a Warrant to Purchase Common Stock, a copy of which is attached hereto and incorporated herein as Exhibit A (the "Warrant"), whereby NURO has the right to purchase, at $.46 per share, 2,717,391 shares of Common Stock (collectively, the "Warrant Shares") for an aggregate purchase price of Five Thousand Dollars ($5,000) (the "Warrant Consideration"; and together with the CYKN Shares Consideration the "Original Investment Amount"). No party shall take an inconsistent position in any tax filing with respect to the allocation of the Original Investment Amount with respect to the CYKN shares and the Warrant as provided for herein. NURO shall, at its option, be entitled to exercise the Warrant at any time (in whole or in part) commencing on the date of this Agreement and continuing thereafter until the fifth anniversary of the date of this Agreement (the "Warrant Exercise Period"); provided, however, in the event that CYKN receives approval from the United States Food & Drug Administration for the use and sale of the OFS™ Device under the Humanitarian Device Exemption at any time during the Warrant Exercise Period, NURO shall be obligated to exercise the Warrant in full within ten (10) days after receipt of written notice from CYKN of the receipt of such approval.

5.  Representations and Warranties of CYKN. CYKN hereby makes the representations and warranties set forth below to NURO:

(a)  Subsidiaries. CYKN owns, directly or indirectly, all of the capital stock or other equity interests of each subsidiary of CYKN free and clear of any liens (other than the lien in favor of General Electric Capital Corporation in connection with financial accommodations provided by it to CYKN), and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. For purposes of this Agreement, this Agreement, the Warrant, the Registration Rights Agreement (as hereinafter defined) and any other documents or agreements executed in connection with the transactions contemplated hereunder are collectively referred to herein as the "Transaction Documents".

(b)  Organization and Qualification. CYKN and each subsidiary of CYKN is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its businesses currently conducted. Neither CYKN nor any subsidiary of CYKN is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. CYKN and each subsidiary of CYKN is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Documents, (ii) a material adverse effect on the results of operations, assets, business, prospects or financial condition of CYKN and the subsidiaries of CYKN, taken as a whole, or (iii) a material adverse effect on CYKN's ability to perform in any material respect on a timely basis its obligations under any of the Transaction Documents (any of (i), (ii) or (iii), a "Material Adverse Effect") and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)  Authorization; Enforcement. CYKN has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by CYKN and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of CYKN and no further action is required by CYKN in connection therewith other than in connection with the Required Approvals (as hereinafter defined). Each of the Transaction Documents has been (or upon delivery will have been) duly executed by CYKN and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of CYKN enforceable against CYKN in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)  No Conflicts. The execution, delivery and performance of the Transaction Documents by CYKN, the issuance and sale of the CYKN Shares and the Warrant and the consummation by CYKN of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of CYKN or any CYKN subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of CYKN or any subsidiary of CYKN, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a company or subsidiary debt or otherwise) or other understanding to which CYKN or any subsidiary of CYKN is a party or by which any property or asset of CYKN or any subsidiary of CYKN is bound or affected, or (iii) subject to the required approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which CYKN or any subsidiary of CYKN is subject (including federal and state securities laws and regulations), or by which any property or asset of CYKN or any subsidiary of CYKN is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not result in a Material Adverse Effect.

(e)  Filings, Consents and Approvals. CYKN is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by CYKN of the Transaction Documents, other than consents and approvals already obtained by CYKN and the filing of Form D with the United States Securities and Exchange Commission (the "Commission") and such other filings as are required to be made under applicable state securities laws (collectively, the "Required Approvals").

(f)  Issuance of the Securities. The CYKN Shares, the Warrant and the Warrant Shares (collectively, the "Securities") are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens imposed by CYKN other than restrictions on transfer provided for in the Transaction Documents (or as required under federal or applicable state securities laws). CYKN has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable to NURO pursuant to this Agreement and the Warrant.

(g)  Capitalization. The authorized capital stock of CYKN consists of 100,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of undesignated preferred stock. As of the date hereof, there were 37,566,908 shares of common stock outstanding and no shares of preferred stock outstanding. In addition, there were outstanding options and warrants to purchase 14,779,815 shares of Common Stock. All of the outstanding shares of capital stock of CYKN are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. No further approval or authorization of any stockholder, the Board of Directors of CYKN or others is required for the issuance and sale of the CYKN Shares or the Warrant. There are no stockholders agreements, voting agreements or other similar agreements with respect to CYKN's capital stock to which CYKN is a party or, to the knowledge of CYKN, between or among any of CYKN's stockholders. No anti-dilution or other similar rights will be triggered by the issuance of the Securities pursuant to this Agreement and the Warrant.

(h)  Material Changes. Since June 30, 2007, (i) CYKN has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Financial Statements (as defined below) pursuant to GAAP, (ii) CYKN has not altered its method of accounting, and (iii) CYKN has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares or its capital stock.

(i)  Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of CYKN, threatened against or affecting CYKN, any subsidiary of CYKN or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an "Action") which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Common Stock or (ii) could, if there were an unfavorable decision, result in a Material Adverse Effect. Neither CYKN nor any subsidiary of CYKN, nor any current director or officer thereof, is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of CYKN, there's not pending or contemplated, any investigation by the Commission involving CYKN or any current director or officer of CYKN.

(j)  Permits. CYKN and each subsidiary of CYKN possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such permits would not result in a Material Adverse Effect ("Material Permits"), and neither CYKN nor any subsidiary of CYKN has received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(k)  Patents and Trademarks. CYKN and each Subsidiary of CYKN have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights necessary or material for use in connection with their respective businesses and which the failure to so have would have a Material Adverse Effect (collectively, the "Intellectual Property Rights"). Neither CYKN nor any subsidiary of CYKN has received a written notice that the Intellectual Property Rights used by CYKN or any subsidiary of CYKN violates or infringes upon the rights of any other individual, partnership corporation, limited liability company or other entity ("Person"). To the knowledge of CYKN, all such Intellectual Property Rights are enforceable and there is no existing infringement by any other Person of any of the Intellectual Property Rights. There is no claim, action or proceeding pending, or to the knowledge of CYKN threatened, against CYKN or any subsidiary of CYKN regarding its Intellectual Property Rights.

CYKN is unaware of any facts or circumstances that would give rise to such foregoing infringements, claims, actions or proceedings. CYKN and each subsidiary of CYKN has taken reasonable security measures to protect the secrecy and confidentiality of their Intellectual Property Rights.

(l)  Certain Fees. No brokerage or finder's fees or commissions are or will be payable by CYKN to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement except as previously disclosed to NURO in writing. Assuming NURO has not incurred any obligation as a result of its own independent actions, NURO shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this section that may be due in connection with the transactions contemplated by this Agreement.

(m)  Private Placement. Assuming the accuracy of NURO's representations and warranties set forth in subsections (d), (e) and (f) of Section 6 hereof, no registration under the Securities Act of 1933, as amended (the "Securities Act") is required for the offer and sale of the CYKN Shares or the Warrant by CYKN to NURO as contemplated hereby.

(n)  Investment Company. CYKN is not, and is not an affiliate of, and immediately after receipt of payment for the CYKN Shares and the Warrant, will not be or be an affiliate of, an "investment company" within the meaning of the Investment Company Act of 1940, as amended. CYKN shall conduct its business in manner so that it will not become subject to the Investment Company Act of 1940.

(o)  Registration Rights. Other than as contemplated hereby, registrations that CYKN was required to effectuate and keep effective in connection with the PIPE transactions that CYKN entered into in 2004, 2005 and 2006, and piggy-back registration rights granted to certain holders of warrants issued by CYKN, no person has any right to cause CYKN to effect the registration under the Securities Act of any securities of CYKN.

(p)  Financial Statements. CYKN has made available to NURO its (a) audited balance sheets as at December 31, 2005 and 2006 and related statements of operations, changes in stockholders equity and cash flows for the years ended December 31, 2005 and 2006, and (b) unaudited balance sheets as at June 30, 2007 and the related statement of operations, changes in stockholders equity and cash flows for the six months ended June 30, 2007 (collectively, the "Financial Statements"). The Financial Statements (i) fairly present the financial position and results of operations of CYKN as of the dates indicated, and (ii) were prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") in effect as of the dates indicated (except that (x) unaudited financial statements may not be in accordance with U.S. GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments).

(q)  SEC Documents. For a period of two years prior to the date hereof, CYKN has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). CYKN has made available to NURO or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system, if any. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(r)  Internal Accounting and Disclosure Controls. CYKN and each subsidiary of CYKN maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Neither CYKN nor any of its subsidiaries have received any written notice from any accountant identifying a material weakness in any part of the system of internal accounting controls of CYKN or any of its subsidiaries that is not specified in CYKN's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

(s)  Disclosure. All disclosure provided to NURO regarding CYKN, its business and the transactions contemplated hereby, furnished by or on behalf of CYKN is true and correct in all material reports and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

6.  Representations and Warranties of NURO. NURO hereby represents and warrants as of the date hereof to CYKN as follows:

(a)  Organization. NURO is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate power and authority to carry on its business as currently conducted.

(b)  Authorization; Enforcement. NURO has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by NURO and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of NURO and no further action is required by NURO in connection therewith. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by NURO and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of NURO enforceable against NURO in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)  No Conflicts. The execution, delivery and performance of the Transaction Documents by NURO and the consummation by NURO of the other transactions contemplated thereby do not and will not (i) conflict with or violate any provision of NURO's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any lien upon any of the properties or assets of NURO or any subsidiary of NURO, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a company or subsidiary debt or otherwise) or other understanding to which NURO or any subsidiary of NURO is a party or by which any property or asset of NURO or any subsidiary of NURO is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which NURO or any subsidiary of NURO is subject (including federal and state securities laws and regulations), or by which any property or asset of NURO or any subsidiary of NURO is bound or affected; except in the case of each of clauses (ii) and (iii), such as would not result in a Material Adverse Effect.

(d)  Investment Intent. NURO understands that the Securities are "restricted securities" and have not been registered under the Securities Act or any applicable state securities law and NURO is acquiring the CYKN Shares and the Warrant as principal for its own account and not with a view to or for distributing or reselling any CYKN Shares or the Warrant, or any part thereof, has no present intention of distributing any CYKN Shares or the Warrant and has no arrangement or understanding with any other persons regarding the distribution of any CYKN Shares or the Warrant.

(e)  Purchaser Status. At the time NURO was offered the CYKN Shares, it was, and at the date hereof it is, an "accredited investor" as defined in Regulation D under the Securities Act.

(f)  Experience of NURO. NURO, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the CYKN Shares and the Warrant, and has so evaluated the merits and risks of such investment. NURO is able to bear the economic risk of an investment in the CYKN Shares and the Warrant and, at the present time, is able to afford a complete loss of such investment.

(g)  Transfer Legends and Restrictions. NURO is aware that all certificates and instruments representing the Securities shall be imprinted with a conspicuous legend in substantially the following form:

[THIS COMMON STOCK] [THIS WARRANT] HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE OR OTHER SECURITIES LAWS, ANY MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR ASSIGNED EXCEPT (i) PURSUANT TO REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS, OR (ii) IF, IN THE OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY, THE PROPOSED TRANSFER MAY BE EFFECTED IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS WITHOUT REGISTRATION.

(h)  Information. NURO and its advisors have been afforded the opportunity to ask questions of, and receive answers from, CYKN concerning CYKN and the Securities.

7.  Closing; Deliveries.

(a)  Closing. The closing of the transactions provided for in Section 2 hereof (the "Closing") is being held simultaneously with the execution and delivery of this Agreement at the principal offices of CYKN in Foxborough, Massachusetts on the Effective Date (the "Closing Date"). All of the agreements, documents, certificates, and instruments delivered by each party at the Closing are hereby deemed and acknowledged by the parties to be delivered simultaneously.

(i)  Deliveries of CYKN. At the Closing (or on the Closing Date in the case of item (A) below), CYKN is delivering to NURO the following duly executed agreements, documents, certificates, instruments, and other items:

(A)  A certificate for the CYKN Shares issued in the name of NURO;

(B)  A counterpart to this Agreement, duly executed by CYKN;

(C)  A counterpart to the Warrant, duly executed by CYKN; and

(D)  A counterpart to the Registration Rights Agreement (as defined in Section 13 below), duly executed by CYKN.

(ii)  Deliveries of NURO. At the Closing, NURO is delivering to CYKN the following duly executed agreements, documents, certificates, instruments, and other items (and is making the following payments):

(A)  The Original Investment Amount, payable by NURO to CYKN by wire transfer of immediately available federal funds to an account designated in writing by CYKN on or prior to the Effective Date;

(B)  A counterpart to this Agreement, duly executed by NURO;

(C)  A counterpart to the Warrant, duly executed by NURO; and

(D)  A counterpart to the Registration Rights Agreement (as defined in Section 13 below), duly executed by NURO.

8.  Board Seat. Upon the Effective Date, the Board of Directors of CYKN will appoint one (1) representative designated by NURO (the "NURO Director"), who shall initially be Shai N. Gozani, M.D., Ph.D., to serve on the Board of Directors of CYKN (the "Board") until the later of the next annual meeting of stockholders of CYKN or the date on which his successor is duly elected and qualified, or his earlier resignation. Commencing on the Effective Date and until the date on which NURO ceases to own at least five percent (5%) of the then issued and outstanding shares of Common Stock, CYKN shall nominate and recommend that its stockholders elect, and otherwise use reasonable efforts to insure the election of, the NURO Director to the Board at each meeting of stockholders of CYKN at which directors are elected, unless such NURO Director's term does not expire at such meeting. In the event of the death, resignation or removal of the NURO Director, NURO shall be entitled to designate a successor who will be appointed to the Board upon the later of the date of such death, resignation or removal or two (2) business days following NURO's designation of such successor. CYKN shall indemnify the NURO Director to the fullest extent permitted by applicable law. CYKN will indemnify and advance expenses to, and enter into agreements regarding the same with, each NURO Director in such manner as to provide such NURO Directors the same rights and benefits as are accorded to the most favorably covered of CYKN's officers and directors during the same period of service. For so long as a NURO Director shall remain a director of CYKN and with respect to any such prior service by any NURO Director, in all policies of director and officer liability insurance, all such NURO Directors shall be named as an insured in such a manner as to provide such NURO Directors the same rights and benefits as are accorded to the most favorably insured of CYKN's officers and directors during the same period of service.

9.  Market Stand-Off Agreement. NURO hereby agrees that it will not offer, sell, contract to sell or otherwise dispose of any shares of Common Stock of CYKN or any securities convertible into or exercisable or exchangeable for such Common Stock of CYKN, including, but not limited to the Warrant, during the period beginning from the Closing Date and continuing thereafter until the first anniversary of the Closing Date ("Market Standoff Period"), provided, that the foregoing shall not be interpreted to prevent exercise of the Warrant. CYKN may impose stop-transfer instructions to CYKN's transfer agent, subject to the foregoing restrictions until the end of such Market Standoff Period.

10.  Confidentiality. Each of the parties hereto agrees that the terms and conditions of that certain Confidentiality Agreement, dated on or about August 30, 2007, previously entered into by and between the parties hereto (the "Confidentiality Agreement") are hereby incorporated into this Agreement and the parties shall remain bound by the restrictions set forth therein.

11.  Right of Participation.

(a)  Participation. CYKN shall, prior to any proposed issuance of securities by CYKN (including, without limitation, options, warrants or rights carrying any rights to purchase or receive any securities of CYKN), offer to NURO by written notice the right, for a period of ten (10) days, to purchase for cash at a price equal to the price or other consideration for which such securities are to be issued, a number of such securities so that, after giving effect to such issuance (and the conversion, exercise and exchange into or for (whether directly or indirectly) shares of Common Stock of all such securities that are so convertible, exercisable or exchangeable), NURO will continue to maintain its same proportionate equity ownership in CYKN as of the date of such notice (treating NURO, for the purpose of such computation, as the holder of the number of shares of Common Stock which would be issuable to it upon conversion, exercise and exchange of all securities (including but not limited to the Warrant) held by it on the date such offer is made, that are convertible, exercisable or exchangeable into or for (whether directly or indirectly) shares of Common Stock and assuming the like conversion, exercise and exchange of all such other securities held by other persons) (“Pro Rata Share”); provided, however, that the participation rights of NURO pursuant to this Section 11 shall not apply to securities issued:

(i)  upon conversion or exercise of any securities of CYKN;

(ii)  as a stock dividend or upon any subdivision of shares of Common Stock, provided that the securities issued pursuant to such stock dividend or subdivision are limited to additional shares of Common Stock;

(iii)  solely in consideration for the acquisition (whether by merger or otherwise) by CYKN or any of its subsidiaries of the stock (or other equity interests) or assets of any other entity;

(iv)  in connection with any offering of securities to be sold in an underwritten offering registered under the Securities Act;

(v)  in connection with any offer or sale of debt securities (including debt securities convertible into Common Stock and debt securities issued together with warrants to acquire Common Stock) in an aggregate amount of no more than $15,000,000 in principal amount, but only if a definitive agreement for the sale and purchase of such securities is entered into on or before February 12, 2008; or

(vi)  as the grant or issuance to directors, officers, employees or consultants of CYKN or any subsidiary pursuant to any equity compensation plan approved by the Board of Directors of CYKN.

(b)  Mechanics. NURO may accept CYKN's offer as to the full Pro Rata Share of the securities required to be offered to it pursuant to this Section 11 or any lesser number, by written notice thereof given by it to CYKN prior to the expiration of the aforesaid ten (10) day period, in which event CYKN shall sell and NURO shall buy, upon the terms specified, not later than the time such securities are sold to third parties as contemplated by CYKN's offer, the number of securities agreed to be purchased by NURO.

(c)  Termination. The rights of NURO under this Section 11 shall terminate and be of no further force or effect as of the date on which NURO ceases to own at least five percent (5%) of the then issued and outstanding shares of Common Stock.

12.  Public Announcements. The parties will not issue or make any reports, statements or releases to the public with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld or delayed. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof.

13.  Registration Rights. Simultaneously with the execution and delivery of this Agreement, the parties have entered into a Registration Rights Agreement providing for certain registration rights with respect to the CYKN Shares and Warrant Shares, a copy of which is attached hereto and incorporated herein as Exhibit B (the "Registration Rights Agreement").

14.  Indemnification. CYKN will indemnify and hold NURO and its directors, officers, shareholders, partners, employees and agents (each, a “NURO Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such NURO Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by CYKN in this Agreement or in the Warrant or (b) any action instituted against NURO by any stockholder of CYKN who is not an affiliate of NURO, with respect to any of the transactions contemplated hereby (unless such action is based upon a breach of NURO’s representations, warranties or covenants under this Agreement or in any of the other Transaction Documents or based upon agreements NURO may have with any such stockholder or any violations or alleged violation by NURO of state or federal securities laws or any conduct by NURO which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any NURO Party in respect of which indemnity may be sought pursuant to this Agreement, such NURO Party shall promptly notify the Company in writing, and CYKN shall have the right to assume the defense thereof with counsel of its own choosing. Any NURO Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such NURO Party except to the extent that (i) the employment thereof and CYKN’s payment of such fees and expenses has been specifically authorized by CYKN in writing, (ii) CYKN has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of CYKN and the position of such NURO Party. CYKN will not be liable to any NURO Party under this Agreement (i) for any settlement by a NURO Party effected without CYKN’s prior written consent, which shall not be unreasonably withheld or delayed; or (ii) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to NURO’s breach of any of the representations, warranties, covenants or agreements made by NURO in this Agreement or in the other Transaction Documents.

15.  Miscellaneous.

(a)  Further Acts. Each of the parties hereto acknowledge and agree that it is the intention of the parties to prepare, execute and deliver definitive and/or amended agreements and instruments giving effect to the transactions described in this Agreement. Upon execution hereof by the parties hereto, each of the parties hereto hereby agrees to cooperate and engage in good faith negotiations pertaining to the drafting, execution and delivery of and all documents necessary to effect the terms of this Agreement.

(b)  Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws (and not the law of conflicts) of the Commonwealth of Massachusetts.

(c)  Entire Agreement. This Agreement, the Warrant, the Confidentiality Agreement, the Registration Rights Agreement and the other agreements referenced herein constitute the entire agreement between the parties with respect to the subject matter contained herein.

(d)  Expenses. Each of the parties hereto will each bear their own respective costs and expenses incurred in connection with the transactions contemplated herein, including accountants' and attorneys' fees.

(e)  Amendment. This Agreement may be amended or modified only by a written agreement executed by both of the parties hereto.

(f)  Benefit of Parties; Assignability. All of the terms and conditions of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns; provided, however, neither of the parties hereto may delegate its respective responsibilities or assign its rights under this Agreement without the prior written consent of the other party, except that each party is expressly permitted to make an assignment of the Agreement in its entirety without the other party’s consent to affiliates of such party or to any entity that acquires all or substantially all of the assets of such party, whether in a merger, consolidation, reorganization, acquisition, sale or otherwise.

(g)  Cooperation. The parties agree that after the Closing they will from time to time, upon the request of the other party and without further consideration, execute, acknowledge, and deliver in proper form any further instruments and take such other action as any other party may reasonably require to carry out effectively the transactions contemplated by this Agreement.

(h)  Counterparts. This Agreement may be executed simultaneously in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

(i)  Survival. The representations and warranties of the parties in this Agreement shall indefinitely survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Each party may rely upon the representations and warranties of the other party in this Agreement notwithstanding any review or investigation carried out by or on behalf of such party.

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IN THE WITNESS WHEREOF, CYKN and NURO have executed and delivered this Agreement as of the Effective Date.

CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.

By:	/s/ Timothy Surgenor
Timothy Surgenor, President and CEO

   Address: 100 Foxborough Blvd., Suite 240
             Foxborough, MA 02035

NEUROMETRIX, INC.

By:	/s/ Shai N. Gozani
Shai N. Gozani, President and CEO

       Address: 62 Fourth Avenue
                        Waltham, MA 02451

Exhibit A

Warrant to Purchase Common Stock

Exhibit B

Registration Rights Agreement